Exhibit (e)(2)

American Century International Bond Funds

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (“Amendment”) is effective as of the 31st day of January, 2012, by and between AMERICAN CENTURY INTERNATIONAL BOND FUNDS, a Massachusetts business trust (the “Issuer”), and AMERICAN CENTURY INVESTMENT SERVICES, INC., a Delaware corporation (the “Distributor”).

WHEREAS, the Issuer and the Distributor are parties to a certain Distribution Agreement effective as of February 16, 2010 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new series of shares titled Global Bond Fund and the elimination of the B class of shares for the International Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.           Amendment of Schedule A.  Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.           Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.           Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Services, Inc.	American Century International Bond Funds
/s/ David F. Larrabee	/s/ Charles A. Etherington
David F. Larrabee President	Charles A. Etherington Senior Vice President

SCHEDULE A

Funds and Classes Covered by this Distribution Agreement

AMERICAN CENTURY INTERNATIONAL BOND FUNDS

Investor Class Funds
International Bond Fund
Global Bond Fund

Institutional Class Funds
International Bond Fund
Global Bond Fund

A Class Funds
International Bond Fund
Global Bond Fund

C Class Funds
International Bond Fund
Global Bond Fund

R Class Funds
International Bond Fund
Global Bond Fund

A-1